Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the JetBlue Airways Corporation 2002 Stock Incentive Plan and the JetBlue Airways Corporation Crewmember Stock Purchase Plan of our reports (a) dated February 7, 2005, except for Note 1, as to which the date is October 11, 2005, with respect to the consolidated financial statements of JetBlue Airways Corporation included in the Current Report (Form 8-K) dated October 10, 2005 and (b) dated February 7, 2005, with respect to the financial statement schedule of JetBlue Airways Corporation and JetBlue Airways Corporation management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of JetBlue Airways Corporation, included in its Annual Report (Form 10-K) both for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, NY
October 24, 2005